UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 21, 2007

Date of Report (Date of earliest event reported)

Chemokine Therapeutics, Inc.

(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51080 (Commission File Number)	33-0921251 (I.R.S. Employer Identification No.)

6190 Agronomy Road, Suite 405

University of British Columbia

Vancouver, British Columbia, V6T 1Z3

(Address of Principal Executive Offices and Zip Code)

                 (604) 822-0301

(Company’s telephone number, including area code)

                              N/A

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2007, the board of directors of Chemokine Therapeutics Corp. appointed C. Richard Piazza as the company’s chief executive officer.  Mr. Piazza has been a member of the board of directors for Chemokine Therapeutics since June 2001 and is presently the chairman of the board.  Mr. Piazza has over 35 years of experience managing both public and VC-backed healthcare companies ranging from startup device and biotechnology companies to firms with combined annual revenues of over $600 million.  Mr. Piazza is currently Managing Director of Healthios, a healthcare merchant banking firm.  From October 2003 to September 2004, he was the President and CEO of TheraFuse, Inc., a medical device company in La Jolla, California.  From April 2002 to May 2003 and from August 1994 to January 2000, Mr. Piazza was the President and CEO of VitaGen Inc., a biotechnology company with a focus on liver cell therapy.  From January 2001 to February 2002, Mr. Piazza was President and CEO of MAXIA Pharmaceuticals Inc., a small molecule oncology and metabolic disorders drug discovery company in San Diego, California.  Prior to joining VitaGen and MAXIA Pharmaceuticals, he was the President and Chief Executive Officer of Smith and Nephew SoloPak, a leading pharmaceutical and IV therapy company and part of the international UK Smith & Nephew group.

Mr. Piazza succeeded Dr. Hassan Salari who held the chief executive officer position since he founded the company in 1998.  Dr. Salari will continue to serve Chemokine Therapeutics as president and his role will be expanded to include the additional responsibilities as the chief scientific officer.  Chemokine Therapeutics and Dr. Salari have entered into an amendment to his employment agreement to reflect his new role at the company.  Dr. Salari’s compensation and other terms under the amended employment agreement will remain unchanged.  A copy of the amendment to Dr. Salari’s employment agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

On March 22, 2007, Chemokine Therapeutics Corp. issued a press release regarding the management changes described above.  A copy the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release

99.2

Amendment to Employment Agreement for Dr. Hassan Salari

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOKINE THERAPEUTICS CORP.

By:  /s/ Bashir Jaffer

Bashir Jaffer

Chief Financial Officer

Dated: March 26, 2007

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Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS ANNOUNCES ADDITION

TO SENIOR MANAGEMENT TEAM

Vancouver, BC (March 22, 2007) – Chemokine Therapeutics Corp. (“Chemokine Therapeutics” or the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, and vascular disease today announced the appointment of C. Richard Piazza as its new Chief Executive Officer (CEO).  Mr. Piazza succeeds Dr. Hassan Salari who held the position since he founded the Company in 1998.   Dr. Salari will continue to serve the Company as President and his role will be expanded to include the additional responsibilities as the Chief Scientific Officer.  These changes will allow Dr. Salari to focus on Chemokine’s accelerating product development while Mr. Piazza will use his financial and biotechnology industry experience to drive corporate initiatives.

“I look forward to leading the team at Chemokine through its next stages of growth”, said Richard Piazza.  “We will focus on creating value and stimulating the growth of the Company as it continues through its clinical trials.  With positive preliminary results announced recently regarding our lead candidate, CTCE-9908, this is a very exciting time for me to assume the CEO role position at Chemokine Therapeutics.”

Mr. Piazza has been a member of the board of directors for Chemokine Therapeutics since June 2001 and is presently the Chairman of the Board.  Mr. Piazza has over 35 years of experience managing both public and VC-backed healthcare companies ranging from startup device and biotechnology companies to firms with combined annual revenues of over $600 million.  He is currently Managing Director of Healthios, a healthcare merchant banking firm.  He has served in numerous CEO positions including MAXIA Pharmaceuticals, VitaGen Inc., Marquest, Smith & Nephew SoloPak, Stimetics and Biolectron.  With experience that includes all sectors or healthcare (pharmaceuticals, biotechnology, devices & services), Mr. Piazza has created a reputation as a focused operating manager with intimate knowledge of the healthcare industry’s dynamics. He has an established track record in high growth companies, new technology development and product launches. In addition to his operating experience, Mr. Piazza has helped to raise over $150 million in both the private equity and public markets and has worked extensively with many of the premier healthcare venture capital funds.

About CTCE-9908

CTCE-9908 is a peptide analog of the Chemokine SDF-1, and an antagonist of its receptor, CXCR4. SDF-1 is the only known naturally occurring chemokine that binds to CXCR4, which is present on many cancer cells. This binding process is believed to be critical in angiogenesis and in the metastasis (or spread) of cancer cells to distant locations in the body, where they form new tumors. Approximately 90% of cancer deaths are due to metastasis. We believe that CTCE-9908 interferes with the metastatic process of cancers by both preventing them to spread and blocking the blood supply to the cancer cells.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs in the field of chemokines. Chemokines are a class of signaling proteins that play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration. Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several product candidates in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

 For further information contact:

Chemokine Therapeutics Corp. Mr. Don Evans Director of Public Relations Phone: (604) 822-0305 or 1-888-822-0305 Fax: (604) 822-0302 E-mail: devans@chemokine.net Internet: www.chemokine.net	Equicom Group Joanna Longo Investor Relations Phone: (416) 815-0700 ext. 233 Fax: (416) 815-0080 E-mail: jlongo@equicomgroup.com

Chemokine Therapeutics ● 6190 Agronomy Road ● Suite 405 ● Vancouver, BC ● V6T 1Z3

Exhibit 99.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made this 21st day of March, 2007 (the “Amendment Agreement”) between Chemokine Therapeutics Corp., a Delaware Corporation and its wholly owned subsidiary Chemokine Therapeutics (B.C.) Corp. a B.C. Corporation (collectively the “Company”), and Dr. Hassan Salari (the “Employee” or the “Executive”).

RECITALS

A.

The Executive entered into an employment agreement with the Company on April 1, 2004, which agreement was amended September 30, 2004 and March 10, 2005 (the “Employment Agreement”);

B.

The Board of Directors have approved and the Executive has agreed to a change in his duties, reporting relationship and title (the “Amendments”); and

C.

The Company and the Executive wish to reflect their mutual agreement to the Amendments and to the Employment Agreement, as set out below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the payment of $10.00 by the Company to the Executive, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

Provision 1 – Engagement:   Effective March 21, 2007, the Company and the Executive hereby agree that the Executive will be engaged by the Company as its President and Chief Scientific Officer, reporting to the Chief Executive Officer of the Company, and will perform or fulfil the duties and responsibilities and exercise the powers that are normally performed, fulfilled or exercised by the President & Chief Scientific Officer of a biotechnology company, subject to applicable laws and the policies, articles and by-laws of the Company, as amended from time to time, and any duties reasonably prescribed by the Chief Executive Officer from time to time.

Provision 2 – Employment Agreement: The Company and the Executive agree that  save and except for the terms set out in Provision 1, above, the Company will continue to employ the Executive pursuant to the terms and conditions of the Employment Agreement.

IN THE WITNESS WHEREOF, the parties have duly signed and delivered this Agreement as of the day and year first above written.

THE EXECUTIVE

CHEMOKINE THERAPEUTICS CORP.

/s/ Hassan Salari _______________________________ Dr. Hassan Salari President & Chief Scientific Officer	/s/ Richard Piazza _______________________________ Richard Piazza, Chief Executive Officer and Chairman of the Board of Directors